Exhibit 32.1

SECTION 1350 CERTIFICATION OF THE CHIEF EXCECUTIVE
OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report on Form 10-Q of Nash Finch Company, (the “Company”) for the period ended March 27, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ron Marshall and Robert B. Dimond, Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18. U.S.C. Section 1350, that to our knowledge:

(1)           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 4, 2004

	By:	/s/ Ron Marshall
Name: Ron Marshall
Title: Chief Executive Officer

	By:	/s/ Robert B. Dimond
Name: Robert B. Dimond
	Title:	Executive Vice President and
Chief Financial Officer